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                                                             EXHIBIT 23.13

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 24, 1998, relating to the combined financial statements of Ivey Mechanical Company (a Partnership), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Davenport, Holliday & Spring

                                          Davenport, Holliday & Spring

Ridgeland, Mississippi

February 24, 1999